                                                   Exhibit 23




INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Registration Statement No. 33-57955 of South Carolina Electric & Gas Company on Form S-3 of our report dated February 6, 1995 appearing in this Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 1994.






s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 13, 1995





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